Exhibit 10.24

NOTE AMENDMENT AND EXTENSION AGREEMENT

This NOTE AMENDMENT AND EXTENSION AGREEMENT (“Agreement”) is made effective as of December 31, 2012, between BIO-KEY INTERNATIONAL, INC. (“Company”), and Thomas J. Colatosti. (“Holder”).

RECITALS:

A.          The Holder is the holder of the Seven Percent (7%) Promissory Note Due December 31, 2012 issued by the Company in the principal amount of $350,804 (the “Note”), the current principal amount $321,428 of which, together with accrued interest, is outstanding on the date hereof.

B.          At the request of the Company, the Holder has agreed to extend the Maturity Date of the Note as hereinafter set forth.

C.          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Note.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1.             Representation and Warranty. The Company represents and warrants to the Holder that no Payment Default or Event of Default has occurred and is continuing under the Note.

2.             Amendment and Extension. Subject to the truth and accuracy of the foregoing representation and warranty, effective as of the date hereof, the Note is amended as follows:

(a)            the first sentence of the Note is amended to read as follows:

“FOR VALUE RECEIVED, BIO-KEY INTERNATIONAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware, U.S.A. (the “Company”), promises to pay to the order of Thomas J. Colatosti, the registered holder hereof and its successors and assigns (the “Holder”), Three hundred twenty one thousand, four hundred twenty eight dollars $321,428 (plus accrued interest) and to pay interest on the principal sum outstanding, at the rate of seven percent (7%) per annum, due and payable by March 31, 2013 (the “Maturity Date”).”

3.             General Provisions.

(a)         The amendment and extension set forth herein shall not affect any other term or provision of the Note, which Note, as amended and extended hereby, shall continue in full force and effect and is hereby ratified and approved by the Company.

(b)         This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which constitute the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Company:

BIO-KEY INTERNATIONAL, INC.

By:	/s/ Cecilia Welch
Name: Cecilia Welch

Title: CFO

Holder:

Thomas J. Colatosti

By:	/s/ Thomas J. Colatosti
Name: Thomas J. Colatosti